UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2012
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
7.375% Senior Notes Due 2022
On October 25, 2012, the Company issued 7.375% senior notes (the “Notes”) in an aggregate principal amount of $250 million to certain qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.  The Notes were issued pursuant to an existing Indenture dated as of February 3, 2012 among the Company, Post Foods, LLC, as guarantor (“Post Foods”), and Wells Fargo Bank, National Association, as trustee (the “Indenture”).  Pursuant to the Indenture, the Company previously issued $775 million in aggregate principal amount of 7.375% senior notes due 2022 (the “Existing Notes”).  The Notes are equal in right of payment, vote together with and constitute part of the same class and are fungible with the Existing Notes. The Notes are unsecured unsubordinated obligations of the Company and are guaranteed by Post Foods.
The Notes bear interest at a rate of 7.375% per year. Interest payments are due semi-annually each February 15 and August 15, with the first interest payment due on February 15, 2013. The maturity date of the Notes is February 15, 2022.
The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s existing and future domestic subsidiaries (other than immaterial subsidiaries or receivables finance subsidiaries). As of this date, the only domestic subsidiary (and therefore the only subsidiary guarantor) is Post Foods.
The Notes and the subsidiary guarantee are unsecured, senior obligations. Accordingly, they are:

•	equal in right of payment with all of the Company and the subsidiary guarantors’ existing and future senior indebtedness;

•	senior in right of payment to any of the Company’s and the subsidiary guarantors’ future subordinated indebtedness;

•
effectively subordinated to all of the Company’s and the subsidiary guarantors’ existing and future secured indebtedness, including indebtedness under the Credit Facility, to the extent of the value of the collateral securing such indebtedness; and

•
effectively subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of the Company’s non-guarantor subsidiaries (other than indebtedness and other liabilities owed to the Company or any guarantor).

On or after February 15, 2017, the Company may redeem all or a part of the Notes at the redemption prices (expressed as a percentage of principal amount of the Notes) set forth below, plus accrued and unpaid interest, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Redemption Year	Price
2017	103.688%
2018	102.458%
2019	101.229%
2020 and thereafter	100.000%
If the Company experiences a Change of Control (as defined in the Indenture), holders of the Notes may require the Company to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.
The Indenture limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of its subsidiaries to pay dividends to the Company; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. If in the future the Notes have an investment grade credit rating by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services, certain of these covenants will, thereafter, no longer apply to the notes for so long as the Notes are rated investment grade by the two rating agencies.

The Indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the indenture or the Notes, (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity, (iv) the failure to pay certain final judgments, (v) the failure of certain guarantees to be enforceable and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
Registration Rights Agreement
The Notes were issued subject to a Registration Rights Agreement dated as of October 25, 2012 (the “Registration Rights Agreement”) by and among the Company, Post Foods, LLC, as guarantor, and Credit Suisse Securities (USA) LLC , Barclays Capital Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, as representatives of the several initial purchasers, pursuant to which the Company agreed to use commercially reasonable efforts to file a registration statement to register the Notes under the Securities Act on or prior to November 19, 2012 and consummate an exchange offer on or prior to January 28, 2013 or to file a shelf registration for the resale of the Notes if an exchange offer cannot be completed within that same exchange period. The Registration Rights Agreement is substantially identical to the Registration Rights Agreement applicable to the Existing Notes, filed as Exhibit 4.2 to the Company’s Form 8-K filed on February 8, 2012.
If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective), or certain other actions taken, on or before the date the specified deadline, the annual interest rate on the Notes will increase by 0.25% per year. The amount of additional interest will increase by an additional 0.25% per year for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.00% per year.
The summary of the provisions of the Registration Rights Agreement is qualified in its entirety by reference to Exhibit 4.2 to this Current Report on Form 8-K, which is incorporated herein by reference.
General
Certain of the agents, lenders and initial purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation. Certain of the initial purchasers or their affiliates are agents and lenders under the Credit Agreement.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 25, 2012	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibits Number	Description

4.1
Indenture dated as of February 3, 2012 by and among the Company, the Guarantors (as defined) and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed February 8, 2012.

4.2
Registration Rights Agreement dated as of October 25, 2012, by and among the Company, Post Foods, LLC, and Credit Suisse Securities (USA) LLC, Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several initial purchasers

5